UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RenaissanceRe Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Bermuda	98-013-8020
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Renaissance House
8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Securities Act registration statement file number to which this form relates: 333-117318

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.60% Series D Preference Shares, par value $1.00 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the 6.60% Series D Preference Shares, par value $1.00 per share (the “Preference Shares”), of RenaissanceRe Holdings Ltd. (the “Registrant”) is incorporated herein by reference to the Registrant’s Prospectus (including the Prospectus Supplement thereto) relating to the offering of the Preference Shares, which Prospectus forms a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-117318) declared effective by the Securities and Exchange Commission (the “SEC”) as of December 3, 2004. Reference is made specifically to the section in the Prospectus captioned “Description of Our Capital Shares” and to the section in the Prospectus Supplement captioned “Description of Series D Preference Shares.”

Item 2. Exhibits.

2.1	Registration Statement on Form S-3 (File No. 333-117318).[1]

2.2	Amended Memorandum of Association.[2]

2.3	Amended and Restated Bye-Laws.[3]

2.4	Prospectus Supplement dated December 12, 2006, filed pursuant to Rule 424(b)(2) of the Act on December 13, 2006.[4]

4.1	Form of Share Certificate Evidencing the 6.60% Series D Preference Shares.

4.2	Certificate of Designation, Preferences and Rights of 6.60% Series D Preference Shares.

[1]	Incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-117318), which was declared effective by the SEC as of December 3, 2004.
[2]	Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-70008) which was declared effective by the Commission on July 26, 1995.
[3]	Incorporated by reference to the Quarterly Report on Form 10-Q of the Registrant which was filed with the SEC on August 14, 2002.
[4]	Incorporated herein by reference to the Rule 424(b)(2) Prospectus Supplement, dated December 12, 2006, filed with the SEC on December 13, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENAISSANCERE HOLDINGS LTD.

By:	/s/ Stephen H. Weinstein
Name:	Stephen H. Weinstein
Title:	Senior Vice President, General Counsel & Secretary

Date: December 13, 2006

EXHIBIT INDEX

Exhibit No.	Description	Page Number

2.1	Registration Statement on Form S-3 (File No. 333-117318).[1]

2.2	Amended Memorandum of Association[2]

2.3	Amended and Restated Bye-Laws[3]

2.4	Prospectus Supplement dated December 12, 2006, filed pursuant to Rule 424(b)(2) of the Act on December 13, 2006.[4]

4.1	Form of Share Certificate Evidencing the 6.60% Series D Preference Shares.

4.2	Certificate of Designation, Preferences and Rights of 6.60% Series D Preference Shares.

[1]	Incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-117318), which was declared effective by the SEC as of December 3, 2004.
[2]	Incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 33-70008) which was declared effective by the Commission on July 26, 1995.
[3]	Incorporated by reference to the Quarterly Report on Form 10-Q of the Registrant which was filed with the SEC on August 14, 2002.
[4]	Incorporated herein by reference to the Rule 424(b)(2) Prospectus Supplement, dated December 12, 2006, filed with the SEC on December 13, 2006.